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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

   1585 Broadway, New York, New York                          10036
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(Address of Principal Executive Offices)                    (Zip Code)

If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [x]              check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-131266


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
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Global Medium-Term Notes, Series F, 7.5%      THE AMERICAN STOCK EXCHANGE LLC
SPARQS due March 20, 2007 (Mandatorily
Exchangeable for Shares of the Common
Stock of National Semiconductor
Corporation)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, 7.5% Stock Participation Accreting Redemption Quarterly-pay Securities due March 20, 2007 (Mandatorily Exchangeable for Shares of the Common Stock of National Semiconductor Corporation)" (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3ASR (Registration No. 333-131266) (the "Registration Statement"), as supplemented by the information under the caption "Description of SPARQS" in the prospectus supplement for SPARQS dated January 25, 2006 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated February 21, 2006 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the SPARQS.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              MORGAN STANLEY
                                              (Registrant)


Date: February 21, 2006                       By: /s/ Martin M. Cohen
                                                  ------------------------------
                                                  Name:  Martin M. Cohen
                                                  Title: Assistant Secretary and
                                                         Counsel






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                               INDEX TO EXHIBITS



Exhibit No.                                                             Page No.

   4.1           Proposed form of Global Note evidencing the SPARQS        A-1







                                  Page 4 of 4